EXHIBIT 10.1

HERON LAKE BIOENERGY, LLC

SUBSCRIPTION AGREEMENT

INCLUDING INVESTMENT REPRESENTATIONS

THIS SUBSCRIPTION AGREEMENT is entered into and made effective on May 19, 2011, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company with its principal executive office located at 91246 390th Avenue, P.O. Box 198, Heron Lake, Minnesota 56137 (the “Company”), and Project Viking, L.L.C., a Minnesota limited liability company, (“Subscriber”).

W I T N E S S E T H

In consideration of the mutual promises contained herein, and other good and valuable consideration, Subscriber hereby agrees, represents and warrants as follows:

1.                                      Agreement of Subscription.

a.                                       Subscriber hereby subscribes to purchase ** 7,000,000 ** Class B capital units of the Company (the “Units”), which Units quantify membership interests in the Company, at a purchase price of $0.50 per Unit, upon the terms and conditions as set forth in this Subscription Agreement, for a Total Purchase Price for the Units of ** $3,500,000.00 **.  (All capitalized terms used in this Subscription Agreement and not otherwise defined herein shall have the meaning ascribed to such terms in the prospectus of the Company dated September 17, 2004.)

b.                                      Upon the acceptance of this Subscription Agreement, Subscriber agrees to deliver by wire transfer on the same business day of the acceptance the amount of the Total Purchase Price for the Units (100% payment is due upon Subscription).  Subscriber agrees that the Units shall be governed by and that Subscriber is bound by the Company’s Member Control Agreement dated effective September 23, 2004, as amended, (the “Member Control Agreement”).  Subscriber acknowledges that Subscriber is a current member of the Company and therefore has received a copy of the Member Control Agreement.

c.                                       This subscription is irrevocable.  The Company will accept this subscription by having one of its officers countersign this Subscription Agreement and return a copy of the signature page to you to confirm acceptance.

d.                                      Upon acceptance, this Subscription Agreement is binding on Subscriber, and the obligations of Subscriber hereunder are unconditional.

e.                                       Subscriber acknowledges and agrees that 100% of Subscriber’s purchase price of the Units constitutes “AT-RISK” capital and will not be placed into any type of escrow.  Immediately following acceptance of this Subscription by the Company and tender of the payment for the Units, the Company will use such funds for general working capital and other corporate purposes, as determined by or under the direction of the Board of Governors of the Company at its sole discretion.  Subscriber acknowledges that there is no specified use of the funds from this subscription.

f.                                         Upon acceptance of this Subscription Agreement and tender of full payment of the entire subscription amount, the Company will issue the Units to Subscriber for the Units purchased hereunder and issue a certificate to Subscriber for the Units purchased hereunder.  Subscriber acknowledges and agrees that Subscriber is bound by the Company’s Articles of Organization (the “Articles”) and the Member Control Agreement.

2.                                      Representations and Warranties of Subscriber.

In consideration of the Company’s offer to sell the Units, and in order to induce the Company to sell the Units to Subscriber, Subscriber hereby represents and warrants to the Company and its agents as follows:

a.                                       SEC Reporting Obligations; Information About the Company and the Units.  Subscriber acknowledges that the Company is a public reporting company under the Securities Exchange Act of 1934, and that Subscriber has immediate reporting obligations under such Act of its purchase of the Units hereunder, as a result of Subscriber’s ownership of membership interests in the Company and the number of Units purchased.  Subscriber, or its representative(s), has received, read and understands the business, financial and operating information, and the risk factors affecting the Company and its business and the value of the Units being purchased hereunder,  as described in or set forth in the periodic reports and schedules filed by the Company with the SEC (including all exhibits and financial statement schedules attached thereto or included therewith), including but not limited to: (1) FORM 10-K Annual Report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “34’ Act”) for the fiscal year ended October 31, 2010; (2) FORM 10-Q Quarterly reports under Section 13 or 15(d) of the Act for the fiscal quarter ended January 31, 2011; and (3) all FORM 8-K reports filed in the past twelve months, including Form 8-K reports filed in connection with the first, second, and third amendments to the forbearance agreement and related loan agreements between the Company and AgStar Financial Services, PCA on January 6, 2011, March 7, 2011, and May 3, 2011.  In addition, Subscriber acknowledges it has received the Company’s unaudited, non-public, financial statements for March 31, 2011 and the 5-month period then ended, by reason of its appointees to the Company’s Board of Governors.  Without limiting the foregoing, Subscriber acknowledges that the Company may remain out of compliance with one or more covenants in its loan agreements with AgStar Financial Services, PCA, and that there are no assurances that the covenant(s) violations can be cured or that the Company will not violate additional loan covenants in the near future, or that the Senior lenders will not declare an event of default and exercise all of their rights and remedies under the loan agreement if the Company cannot cure such defaults or violations.  Subscriber, or its representative, has had an opportunity to obtain, and has received, any additional information and has had an opportunity to ask such questions of, and receive answers from, the Company or an agent or representative of the Company, to the extent deemed necessary by Subscriber in order to form a decision concerning an investment in the Company.  As a result, Subscriber believes it has sufficient knowledge about the business, management and financial affairs of the Company and the ethanol plant and the Company’s planned use of the proceeds of this subscription, and the terms and conditions of the purchase of Units contemplated hereby.

b.                                       High Degree of Risk.  Subscriber realizes that an investment in the Units involves a high degree of risk, including, but not limited to, the risks of receiving no return on the investment and of losing Subscriber’s entire investment in the Company.

c.                                       Ability to Bear the Risk.  Subscriber is able to bear the economic risk of investment in the Units, including the total loss of such investment.

d.                                       No Market for Units; Restrictions on Transfer.  Subscriber realizes that (i) there are substantial restrictions on the transfer of the Units, both under the Securities Act and State Laws, as well as under the Articles and the Member Control Agreement; (ii) there is not currently, and it is unlikely that in the future there will exist, a public market for the Units; and (iii) accordingly, for the above and other reasons, Subscriber may not be able to liquidate an investment in the Units for an indefinite period.  Subscriber realizes that the Units have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws (the “State Laws”).  Subscriber acknowledges and agrees that the Units may be sold only pursuant to registration under the Securities Act and State Laws, or an opinion of counsel acceptable to the Company that such registration is not required, and in accordance with the Articles and the Member Control Agreement.

e.                                       Suitability.  Subscriber believes that the investment in the Units is suitable for the undersigned based upon Subscriber’s investment objectives and financial needs, and Subscriber has adequate means for providing for his, her or its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Units.  Subscriber has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Units or Subscriber has obtained, to the extent Subscriber deems necessary, his, her or its own professional advice with respect to the risks inherent in the investment in the Units, and the suitability of the investment in the Units in light of Subscriber’s financial condition and investment needs.

f.                                         Investment Intent.  Subscriber has been advised that the Units are not being registered under the Securities Act or the relevant State Laws but are being offered and sold pursuant to exemptions from such laws and that the Company’s reliance upon such exemptions is predicated in part on Subscriber’s representations to it as contained herein.  Subscriber represents and warrants that the Units are being purchased for Subscriber’s own account and for Subscriber’s investment and without the intention of reselling or redistributing the same, that Subscriber has made no agreement with others regarding any of the Units and that Subscriber’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Units in the foreseeable future.  Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of the Units with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Units and for which the Units were pledged as security, would represent an intent inconsistent with the representations set forth above.  Subscriber further represents and agrees that if, contrary to the foregoing stated intentions, Subscriber should later desire to dispose of or transfer any of the Units in any manner, he, she or it shall not do so without first obtaining the consent of the Company as required by the Company’s Articles and the Member Control Agreement and (i) the opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Units pursuant to the Securities Act and applicable State Laws, or (ii) such registration (it being expressly understood that the Company shall not have any obligation to register such Units for such purpose).

g.                                      Brokers or Finders.  Subscriber has not taken any action that will cause the Company to incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Subscription Agreement.

h.                                      Tax Liability.  Subscriber has reviewed with Subscriber’s own tax advisors the tax consequences of this investment and the transactions contemplated by this Subscription Agreement, and has and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

i.                                         Residency.  Subscriber has its principal place of business in the following State:

MINNESOTA        (please write in your principal place state of residency).

3.                                      Accredited Status.

SECTION 3 IS REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE SECURITIES ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE UNITS.  SUBJECT TO SECURITIES LAWS REQUIREMENTS, ALL FINANCIAL INFORMATION IN SECTION 3 WILL BE KEPT CONFIDENTIAL, AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL, EXCEPT AS DISCLOSURE MAY BE REQUIRED OR COMPELLED UNDER APPLICABLE SECURITIES LAWS.  The undersigned agrees to furnish any additional information that the Company or its counsel deems reasonably necessary in order to verify the responses set forth below.

Subscriber represents and warrants as follows (EACH SUBSCRIBER MUST COMPLETE. PLEASE CHECK ALL THAT APPLY — YOU MUST BE AN ACCREDITED INVESTOR TO PURCHASE THE UNITS):

INDIVIDUALS

☐            (a)          Subscriber (hereinafter in this Section 3, “the undersigned”) is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.  (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

☐            (b)         The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

☐            (c)          The undersigned is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐            (d)         The undersigned is a director or executive officer or general partner (or its equivalent) of the Company.

ENTITIES

☐            (e)          The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.  (If relying on this category alone, each equity owner must complete a separate copy of this Subscription Agreement.)

☒          (f)            The undersigned is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  This representation is based on the following (check one or more, as applicable):

☐             (i)            The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Securities Act acting either in its individual or fiduciary capacity.

☐             (ii)         The undersigned is an insurance company as defined in Section 2(13) of the Securities Act.

☐             (iii)      The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development Company as defined in Section 2(a)(48) of that Act.

☐             (iv)     The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐             (v)        The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

☐            (aa)                            the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Company, or registered investment adviser; or

☐            (bb)                          the employee benefit plan has total assets in excess of $5,000,000; or

☐            (cc)                            the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the Securities Act.

☐             (vi)     The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☒      (vii)           The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company and is one or more of the following (check one or more, as appropriate):

☐            (aa)                    an organization described in Section 501(c)(3) of the Internal Revenue Code; or

☒          (bb)                  a corporation or limited liability company; or

☐            (cc)                    a Massachusetts or similar business trust; or

☐            (dd)                  a partnership.

☐        (viii)        The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring securities of the Company and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Units.

4.                                      Entities.

If Subscriber is an entity, the individual signing on behalf of such entity and the entity jointly and severally agree and certify that:

a.                                       if entity is accredited solely by reason of the category described in Section 3(f)(vii) or (viii) above, then the undersigned entity was not organized for the specific purpose of acquiring the Units; and

b.                                      this Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned entity, has been duly executed by an authorized officer or representative of the undersigned entity, and each is a legal, valid, and binding obligation of the undersigned entity enforceable in accordance with its terms.

5.                                      Relationship to Brokerage Firms.

(Please answer the following questions by checking the appropriate response.)

a.                                       ☐  YES  ☒  NO:  Are you a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by a brokerage firm?

b.                                      ☐  YES  ☒  NO:  Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a brokerage firm?

c.                                       ☐  YES  ☒  NO:  Does Subscriber own voting securities of any brokerage firm?

d.                                      ☐  YES  ☒  NO:  If the undersigned is an entity, is any director, officer, partner or 5% owner of the undersigned also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm?

e.                                       If the answer to any of the above items is “YES”, please supply details below:

6.                                      Securities Law Exemptions.

Subscriber acknowledges that the offer and sale of the Units has not been registered under the Securities Act, or any state securities laws and that the Company will offer and sell the Units and the Units will be issued to Subscriber in reliance on exemptions from the registration requirements of the Securities Act and exemptions under applicable state securities laws and in reliance on the representations, warranties and agreements made by Subscriber herein.

7.                                      Restrictive Legend.

In addition to the restrictions to transfer on the Units contained in the Articles and Member Control Agreement, and any corresponding restrictive legends required thereunder, Subscriber also agrees that the Company shall place a restrictive legend on any statement of interest prepared by the Company with respect to the Units containing substantially the following language:

The securities represented by this statement have not been registered under the Securities Act of 1933, as amended (the “Act”) or under applicable state securities laws and are also subject to a Subscription and Investment Representation Agreement.  The securities may not be sold, transferred or pledged in the absence of such registration, unless pursuant to an exemption from the registration requirements of the Act and applicable state securities laws.  The Company reserves the right to require an opinion of counsel satisfactory to it before effecting any transfer of the securities.

8.                                      Miscellaneous.

a.                                       Survival of Representations and Warranties; Indemnification.  Subscriber understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Units, and further agrees to indemnify and hold harmless the Company and each current and future employee, agent and member of the Company from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.

b.                                       No Assignment or Revocation; Binding Effect.  Neither this Subscription Agreement, nor any interest herein, shall be assignable by Subscriber without prior written consent of the Company.  Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement and that it shall survive the death, incapacity, dissolution or bankruptcy of Subscriber.  The provisions of this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

c.                                       Choice of Law.  This Subscription Agreement shall be construed and interpreted in accordance with Minnesota law, without regard to its choice of law or conflicts of law provisions.

d.                                       Issue Date of Units.  Upon acceptance of this Subscription Agreement by the Company, the issuance of the Units subscribed for hereunder shall be the date of acceptance and full tender of the purchase price by Subscriber.

9.                                      Representations and Warranties of the Company.

In consideration of Subscriber’s agreement to purchase the Units, the Company represents and warrants to Subscriber as follows:

a.                                       Existence.  The Company is a duly organized and validly existing limited liability company under the laws of the State of Minnesota.

b.                                       Good Standing.  The Company is in good standing under the laws of the State of Minnesota and there are no proceedings or actions pending to limit or impair any of its powers, rights, privileges, or to dissolve it.

c.                                       Due Authorization and Approval.  The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of the Company.

d.                                       Units.  Upon receipt of full payment for the Units, the Units shall be duly authorized, fully-paid, validly issued and non-assessable Class B Units of the Company.

10.                               Additional Agreements.

a.                                       Guaranty of Natural Gas Pipeline Company Indebtedness.  As a material part of the consideration for the Company’s acceptance of this Subscription Agreement, and in order to induce the Company to sell the Units to Subscriber hereunder, Subscriber agrees to guarantee (or shall cause its affiliates to guarantee) the repayment and performance of up to $1,000,000 of indebtedness that a lender or lenders may provide to Agrinatural Gas, LLC, the pipeline company that is constructing a natural gas pipeline from an interconnection with the Northern Border interstate natural gas transmission line approximately seven miles southwest of Jeffers, Minnesota and terminating within the city limits of Heron Lake, Minnesota, and which pipeline will provide natural gas to the Company’s ethanol facility.  As a condition to the financial guaranty, the indebtedness shall be secured indebtedness with a first lien on the assets of Agrinatural Gas, LLC.  The financial guaranty provided by Subscriber or its affiliates shall be on commercially reasonable terms acceptable to the lender, Subscriber or its affiliates, and Agrinatural Gas, LLC, which acceptance shall not be unreasonably withheld by Subscriber or its affiliates, provided that Subscriber agrees that, notwithstanding any default by Agrinatural Gas, LLC under the terms of the loan or any other event which triggers Subscriber’s or its affiliate’s obligations under the guaranty (except for the bankruptcy of Agrinatural Gas, LLC), or any demand or action by lender against Subscriber or its affiliates on the guaranty, or the payment by Subscriber or its affiliate to the lender on the guaranty, Subscriber or its affiliates shall not accelerate the indebtedness and/or demand payment of the indebtedness or on the note, and instead shall carry the indebtedness and the note according to its original repayment terms which shall not be less than 6-months of interest only payments during the construction period followed by a 3-year term loan with equal quarterly payments of interest and principal.  In consideration of providing the financial guaranty up-front, Company agrees that the terms of the additional unit offer to existing unit holders will require unit holders who subscribe for additional units to also cover their pro rata share of the financial guaranty, pursuant to the procedures and terms described in paragraph 10.c. below, by reimbursing Subscriber or its affiliate and taking an assignment of its proportionate rights under the financial guaranty or by other method reasonably acceptable to the Company and Subscriber.  The aggregate amount of the financial guaranty to be shared in by unit holders who subscribe in the additional unit offer shall be in the same proportion as the amount of the capital raised in the additional unit offer bears to the total amount of capital raised from Subscriber’s investment in the Units hereunder and the additional unit offer.  For sake of clarity and the avoidance of doubt, if $1.50 million of additional capital is raised on the additional unit offer, then the proportion would be 1.50 / (3.50 + 1.50) or 30%, and the unit holders who subscribed in the offering would share in the aggregate in 30% of the Subscriber’s or its affiliate’s responsibility and obligations and rights under the financial guaranty.  If $3.50 million of additional capital is raised, then the unit holders who subscribed would share in the aggregate in 50% of the financial guaranty.

b.                                       Board Appointment Rights.  As a result of the purchase of Units under this Subscription Agreement, Subscriber will have the right to appoint four Governors to the Company’s Board of Governors under the Member Control Agreement, before giving effect to any additional units issued pursuant to the additional unit offer contemplated by paragraph 10.c. below.  Subscriber agrees that, notwithstanding such right, Subscriber shall only appoint three Governors to the Board until the next annual or special member meeting of the Company, which meeting shall be held by August 31, 2011 or as soon as reasonably practicable after the SEC clears the proxy materials for such meeting.  Further, Subscriber agrees that all appointed Governors shall meet and perform the Governor qualifications and duties and obligations under and in accordance with the Member Control Agreement.  The Company agrees that the number of Governors serving on the Board immediately following the next annual or special member meeting shall be nine (9) Governors including appointed and elected Governors.  The Company agrees to submit an amendment to the Member Control Agreement for approval at such next annual or special member meeting to establish the number of Governors including appointed and elected Governors serving on the Board at nine (9), provided such amendment shall maintain a Board appointment right of one Governor for every 9% of units held.  Notwithstanding the foregoing appointment right or any provision in the Member Control Agreement to the contrary, Subscriber understands and agrees that Subscriber shall not be entitled to appoint a majority of the Governors to the 9-person Board unless Subscriber owns a majority of the units outstanding, and specifically Subscriber agrees that it shall not be entitled to appoint five (5) Governors if it holds 45% or more of the units outstanding (but less than a majority), provided the foregoing is subject to the terms and conditions of any subsequent subscription agreement to purchase units from the Company that the Company and Subscriber may enter into.

c.                                       Consent to Additional Unit Offer.  Subscriber hereby consents to and approves (and shall cause any Governors appointed by Subscriber to consent to and approve) the Company’s offer and sale of up to 16,500,000 capital units to its existing unit holders only (other than Subscriber) at a price of $0.50 per unit, provided that the offer and sale to Minnesota-resident unit holders must be completed by the earlier of 45 days following the date of the next member meeting or October 31, 2011, and provided further that no unit holder may purchase more than 77.73% of the units currently held by the unit holder in the additional unit offer, subject to customary and reasonable rounding procedures to whole lots in increments of 25.  Subscriber and Company agree that the terms of the offer and sale of the additional units shall require unit holders who subscribe for units to also cover their pro rata share of the financial guaranty contemplated by paragraph 10.a., as follows:

(1) In order to subscribe for units in the additional unit offer, unit holders will also have to write a separate second check into an escrow account to cover their pro rata share of the financial guaranty if called;

(2) The pro rata share of subscribers in the financial guaranty will be calculated based on the amount of additional capital raised in the additional unit offer divided by the total amount of the Subscriber’s subscription hereunder + the amount of the additional capital raised, as further provided in paragraph 10.a. above;

(3) The Company will require a second check equal to 25% of the subscription amount to be deposited into escrow to cover the subscriber’s pro rata share of the financial guaranty if called; the escrow account will be settled up at the end of the additional unit offer once the actual aggregate share of the financial guaranty is determined, and any excess escrow funds will be returned promptly to the subscribers;

(4) Once the financial guaranty is released, the escrowed funds will be returned promptly to subscribers with interest; if the financial guaranty is reduced by its terms, a proportionate amount of the escrow funds will be returned promptly to subscribers;

(5) The Company will cause Agrinatural Gas, LLC to contribute money from time to time to the escrow account to enable the escrowed funds to be paid interest at the rate of 6% per annum.  Interest shall be paid to subscribers from time to time as provided by the terms of the escrow.

For the sake of clarity and the avoidance of doubt, (1) if a unit holder held 11,000 units, such unit holder would have the right to purchase 8,550 additional capital units in the offer and sale of the additional units, (2) in order to subscribe for units, such unit holder would have to write a separate check equal to 25% of its subscription amount for deposit into the financial guaranty escrow account for ownership in their pro rata share of the financial guaranty, and (3) Subscriber agrees that Subscriber shall have no right to participate in any such offer of additional units.

d.                                       Company Assurance.  Company acknowledges that it initiated contact with Subscriber related to this subscription.  As of the date hereof, the Company represents and warrants to Subscriber that (i) it has no contractual obligations, relationships, or understandings that will in any way impact or interfere with Subscriber’s ability to take and quietly enjoy title to the Units and (ii) neither the execution and delivery of this Subscription Agreement nor the consummation of the sale of Units hereunder by the Company will conflict with or result in a breach of any agreement to which the Company is a party or by which it is bound.  The Company agrees to indemnify and hold harmless Subscriber against any third party claims or actions against Subscriber that arise as a result of the Subscriber’s purchase of Units or execution of this Subscription Agreement.  The indemnity afforded under the foregoing shall exclude indemnity against any indirect, consequential, special, exemplary or punitive damages of any nature whatsoever that Subscriber may suffer as a result of any such claim or action brought by a third party, provided reasonable legal fees and related costs and expenses shall not be considered consequential damages.  Further, this indemnity shall not apply to any claim or action arising under or related to (1) the financial guaranty contemplated hereunder or any agreement, contractual obligation, relationship or understanding to which Subscriber or its affiliates is a party or by which it or its affiliates is bound (except this Subscription Agreement) or (2) any act or failure to act of Subscriber or its affiliates, other than the subscribing for the Units hereunder.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SIGNATURE

/s/ Ron Fagen
Subscriber (Signature)	Subscriber (Signature, if more than one investor)

Project Viking, L.L.C.
Print Name of Subscriber	Print Name of Subscriber (If more than one investor)

Ron Fagen, Managing Member
Name and Title of Signatory (for entities)

Address:

501 W. Hwy 212

P.O. Box 159

Granite Falls, MN 56241

NOTE:   Please be certain to complete the Subscriber Information Page attached hereto and, if Subscriber is an entity, the attached Certificate of Signatory.

ACCEPTANCE OF SUBSCRIPTION

The Company hereby accepts the subscription evidenced by this Subscription Agreement including Investment Representations as of May 19, 2011.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson

	Its:	Chief Executive Officer

SUBSCRIBER INFORMATION

[omitted and available to the Securities and Exchange Commission upon request]

CERTIFICATE OF SIGNATORY

(To be completed if Units are being subscribed for by an Entity)

I, Ron Fagen, am the Managing Member of Project Viking, L.L.C. (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of this Subscription Agreement and to purchase and hold the Units pursuant to the Company’s Articles and the Member Control Agreement, and to act on behalf of the Entity with respect to any actions or consents of the Entity required thereunder or this Subscription Agreement.  I further certify that this Subscription Agreement and such actions or consents been duly and validly executed on behalf of the Entity and each constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand hereto this 19th day of May, 2011.

/s/ Ron Fagen
(Signature)

Managing Member
(Title)

Ron Fagen
(Please Print Name)